Filed Pursuant to Rule 424(b)(5)

Registration No. 333-274650

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 11, 2023)

MicroCloud Hologram Inc.

$9,500,000 Principal Amount of Unsecured Promissory Notes Due 2026

and

Ordinary Shares Underlying Unsecured Convertible Promissory Notes Due 2026

We are offering by this prospectus supplement (i) $9,500,000 aggregate principal amount of a series of Unsecured Convertible Promissory Notes (the “Notes”) to certain investors (the “Investors”) convertible into our ordinary shares, and (ii) the ordinary shares issuable from time to time upon conversion of the Notes.

On January 23, 2024, the Company entered into Convertible Note Purchase Agreements (the “CNPAs”) with the Investors pursuant to which the Company issued to each Investor a Note. The aggregate original principal amount of the Notes is $9,500,000. All outstanding principal and accrued interest (if any) on the Notes will become due and payable twenty-four (24) months after the effective date of the Notes. For a more detailed description of the CNPAs and the Notes, please see our Form 6-K furnished to the SEC on January 24, 2024, which we incorporate herein by reference.

The registration of the issuance of our ordinary shares hereunder does not necessarily mean that the Investors will convert the Notes into ordinary shares. We will not receive any of the proceeds from the issuance from time to time of the shares upon conversion to the Investors, but we agreed to pay certain registration expenses relating to the registration of such shares with the U.S. Securities and Exchange Commission, or the SEC. See section titled “Plan of Distribution” in this prospectus supplement.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “HOLO.” On January 24, 2024, the highest closing price of our ordinary shares during the last 60 days was $0.95 per share on November 27, 2023, and the aggregate market value of our total outstanding ordinary shares held by non-affiliates was approximately $28,520,177 based on 30,021,239 outstanding ordinary shares held by non-affiliates. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the previous 12 calendar months prior to and including the date of this prospectus supplement, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

The securities offered by this prospectus involve a high degree of risk. See “Supplement Risk Factors” beginning on page S-16 of this prospectus supplement and “Risk Factors” on page 16 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

On September 16, 2022, Golden Path Acquisition Corporation, a Cayman Islands Special Purpose Acquisition Corporation, completed its business combination with MC Hologram Inc., a Cayman Islands holding company. After the business combination, the Company changed its name to MicroCloud Hologram Inc. References to “MicroCloud”, “the Company”, “we”, “our” or “us” are to MicroCloud Hologram Inc., our Cayman Islands holding company, its predecessor entity and its subsidiaries, as the context requires.

The Company conducts its business operations in China primarily through its PRC subsidiaries. The Company owns and exerts control over its PRC subsidiaries through direct equity ownership. Nonetheless, given the Company’s holding structure, investors should be aware that investing in the Cayman holding company’s ordinary shares is not the same as purchasing equity interest in the Company’s Chinese operating entities. Instead, investors are purchasing equity interest in a Cayman Islands holding company whose revenues are derived from the operations conducted primarily by its PRC subsidiaries. For more information, please refer to the section titled “Corporate Information” in the summary section of this prospectus below.

As a Cayman Islands holding company with operating subsidiaries in China, we face various legal and operational risks and uncertainties associated with the complex and evolving PRC laws and regulations. The Chinese government exerts significant oversight and discretion over the conduct of our business - we described these associated risks in our Annual Report on Form 10-K for 2022 in “Part I, Item 1A. Risk Factor—Risk Factors Relating to Doing Business in China.” For instance, the PRC government recently initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. In sum, the Chinese government may intervene or influence our PRC operations at any time, which could result in a material change to our operations and/or the value of your securities or the securities we are registering for sale under this prospectus.

Notably, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. See subheading below and “Risk Factors—We are required to file with the CSRC within 3 working days after the subsequent securities offering is completed and we might face warnings or fines if we fail to fulfill related filing procedure. We may become subject to more stringent requirements with respect to matters including cross-border investigation and enforcement of legal claims.” Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

Regulatory Measures Implemented By the China Securities Regulatory Commission (“CSRC”) Affecting Our Securities Offerings

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which came into effect on March 31, 2023. The Trial Measures apply to overseas securities offerings and/or listings conducted by (1) companies incorporated in the PRC, or PRC domestic companies, directly and (2) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. The Trial Measures requires (i) the filings of the overseas offering and listing plan by the PRC domestic companies with the CSRC under certain conditions, and (ii) the filing of their underwriters or placement agents with the CSRC under certain conditions and the submission of an annual report to the CSRC within the required timeline. On the same day, the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”) promulgated by the CSRC came into effect. Confidentiality and Archives Administration Provisions stipulate that the PRC companies seeking overseas offerings and listings, either directly or indirectly, as well as securities firms and securities service providers (both the PRC and overseas) involved in relevant businesses, must not disclose any state secrets or confidential information of government agencies, nor harm national security and public interests. Additionally, if a domestic company provides accounting archives or copies of such archives to any entities, including securities firms, securities service providers, overseas regulators and individuals, it must comply with due procedures in accordance with applicable regulations. We believe that offerings under this prospectus do not involve the disclosure of any state secret or confidential information of government agencies, nor does it harm national security and public interests. However, we may need to perform additional procedures concerning the provision of accounting archives. The specific requirements of these procedures are currently unclear, and we cannot guarantee our ability to execute them.

According to the Notice on the Administrative Arrangements for the Filing of Overseas Securities Offering and Listing by Domestic Enterprises (the “Notice on Overseas Listing Measures”) published by the CSRC on February 17, 2023, issuers that had already been listed in an overseas market by March 31, 2023, the date the Trial Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Trial Measures when it subsequently seeks to conduct a follow-on offering. Therefore, we are required to go through filing procedures with the CSRC within three working days after the completion of an offering made pursuant to this prospectus or any accompanying prospectus supplement and for our future offerings of our securities in an overseas market, including Nasdaq, under the Trial Measures. Other than the CSRC filing procedure we are required to make within three working days after the completion of an offering made pursuant to this prospectus or any accompanying prospectus supplement, we and our PRC subsidiaries, as advised our PRC legal counsel, Fawan Law Firm, (1) are not required to obtain permissions from the CSRC, and (2) have not been required to obtain or denied such and other permissions by the CSRC, CAC, or any PRC government authority, under current PRC laws, regulations and rules in connection with a potential offering made pursuant to this prospectus or any accompanying prospectus supplement as of the date of this prospectus.

Permissions Required from the PRC Authorities for Our Operations

As of the date of this prospectus, our Company and our PRC subsidiaries have not been involved in any investigations or review initiated by any PRC regulatory authority, not has any of them received any inquiry, notice or sanction for our operations or our issuance of securities to investors. Nevertheless, the Standing Committee of the National People’s Congress (“SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires us and our subsidiaries to obtain permissions from PRC regulatory authorities to conduct business operations in China.

In addition, as advised by the Company’s PRC counsel, Fawan Law Firm, as of the date of this prospectus, except for business license, foreign investment information report to the commerce administrative authority and foreign exchange registration or filing, our consolidated affiliated Chinese entities do not have to obtain any requisite licenses and permits from the PRC government authorities that are material for the business operations of our holding company and our subsidiaries in China. However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by government authorities, we may be required to obtain certain licenses, permits, filings or approvals for the functions and services that we provided in the future. See “Part I, Item 1A. Risk Factor—Risk Factors Relating to Doing Business in China” on our annual report on Form 10-K for the year ended 2022.

The Holding Foreign Companies Accountable Act

In addition, our ordinary shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (“HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for two consecutive years. Our current auditor, Assentsure PAC (“Assentsure”), and our prior auditor for 2021, and 2022 annual reports, Marcum LLP, the independent registered public accounting firms that issue the financial reports included elsewhere in this prospectus or our most recent annual report on Form 10-K, are registered with the PCAOB. The PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. Assentsure and Marcum LLP are headquartered in Singapore and New York, respectively. On December 16, 2021, the PCAOB issued a report notifying the SEC of its determinations (the “PCAOB Determinations”) that they are unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong. The report sets forth lists identifying the registered public accounting firms headquartered in mainland China and Hong Kong, respectively, that the PCAOB is unable to inspect or investigate completely, and as of the date of this prospectus, Assentsure and Marcum LLP are not included in the list of PCAOB Identified Firms in the PCAOB Determinations issued on December 16, 2021. On August 26, 2022, the China Securities Regulatory Commission (the “CSRC”), the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the U.S. Securities and Exchange Commission. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations issued in December 2021. As such, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCA Act for the fiscal year ended December 31, 2022. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from Nasdaq Stock Market. In addition, whether the PCAOB will continue be able to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections in early 2023 and beyond. The PCAOB is required under the HFCA Act to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCA Act as and when appropriate. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the Holding Foreign Companies Accountable Act, by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. See “Risk Factors—Risks Related to Doing Business in China—If the PCAOB is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our shares. A trading prohibition for our shares, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors, if any, would deprive our investors of the benefits of such inspections.” of this prospectus.

Investing in our securities involves risks. See the “Risk Factors” section contained in this prospectus supplement and the documents we incorporate by reference in this prospectus supplement, including our annual report on Form 10-K for year ended in 2022 filed with the SEC on March 14, 2023, to read about factors you should consider before investing in these securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated January 24, 2024

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts, this prospectus supplement and the accompanying base prospectus, both of which are part of a registration statement on Form F-3 (File No. 333-274650) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

The two parts of this document include: (1) this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus; and (2) the accompanying base prospectus, which provides a general description of the securities that we may offer, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. You should rely only on the information contained in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone else to provide you with additional or different information. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus supplement except as so modified or superseded. In addition, to the extent of any inconsistencies between the statements in this prospectus supplement and similar statements in any previously filed report incorporated by reference into this prospectus supplement, the statements in this prospectus supplement will be deemed to modify and supersede such prior statements.

The registration statement that contains this prospectus supplement, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus supplement. That registration statement can be read on the SEC’s website or at the SEC’s offices mentioned below under the heading “Where You Can Find More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with different or additional information, and we take no responsibility for any other information that others may give you. If you receive any other information, you should not rely on it.

We are offering the Note, convertible into our Ordinary shares, directly to the investor in the Notes pursuant to this prospectus supplement and accompanying base prospectus only in jurisdictions where such offers and sales are permitted. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which this prospectus supplement relates, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. No action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares or possession or distribution of this prospectus supplement or the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying base prospectus applicable to that jurisdiction.

You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate at any date other than the date indicated on the cover page of this prospectus supplement or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations or prospects may have changed since that date.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed in connection with this offering or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the applicable parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in “Prospectus Supplement Summary,” “Use of Proceeds,” or “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference including our 2022 Annual Report, as well as any amendments thereto, filed with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” as well as statements in the future tense or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward- looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Any statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, these forward-looking statements include, without limitation, statements regarding:

●	our future business development, financial condition and results of operations;

●	expected changes in our revenues, costs or expenditures;

●	our estimates regarding revenues, cash flows, capital requirements and our need for additional financing;

●	our expectations regarding demand for and market acceptance of our services;

●	competition in our industry; and

●	government policies and regulations relating to our industry.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made; and, except as required by law we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

You should refer to “Supplemental Risk Factors” in this prospectus supplement, the accompanying prospectus and Part I, Item 1A. to our 2022 Annual Report incorporated by reference, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

You should read this prospectus supplement, together with the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is generally reliable, such information is inherently imprecise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and other selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus supplement. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that we are offering, you should carefully read this entire prospectus supplement and the accompanying prospectus, including our historical financial statements and the notes thereto, which are incorporated herein by reference. You should read “Supplemental Risk Factors” beginning on page S-16 of this prospectus supplement, “Part I, Item 1A. Risk Factors” in our 2022 Annual Report, and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, for more information about important risks that you should consider before making a decision to invest in our securities.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision.

Company Overview

We are committed to providing leading holographic technology services to our customers worldwide. Our holographic technology services include high-precision holographic light detection and ranging (“LiDAR”) solutions, based on holographic technology, exclusive holographic LiDAR point cloud algorithms architecture design, breakthrough technical holographic imaging solutions, holographic LiDAR sensor chip design and holographic vehicle intelligent vision technology to service customers that provide reliable holographic advanced driver assistance systems (“ADAS”). We also provide holographic digital twin technology services for customers and have built a proprietary holographic digital twin technology resource library. Our holographic digital twin technology resource library captures shapes and objects in 3D holographic form by utilizing a combination of our holographic digital twin software, digital content, spatial data-driven data science, holographic digital cloud algorithm, and holographic 3D capture technology. Our holographic digital twin technology and resource library have the potential to become the new norm for the digital twin augmented physical world in the near future. We are also a distributer of holographic hardware and generates revenue through resale.

We provide a broad range of holographic technology services in the holographic industry. Our holographic solutions and technology services are capable of meeting the complex and multi-faceted holographic technology needs of our customers.

Our cutting-edge holographic LiDAR system is used in ADAS, allowing equipped automobiles and other vehicles to capture high-resolution 3D holograms and achieve ultra-long detection distance. Our holographic LiDAR solutions allow the automotive industry to break free from bulky mechanical rotating scanning systems and traditional sensors to solid-state LiDAR sensor with more components and smaller dimensions that can meet the demanding performance, safety, and cost requirements of our customers.

Our holographic ADAS provide a rich and safe set of autonomous control programs for vehicles. The point cloud algorithm for holographic LiDAR can detect and track obstacles, thereby avoiding and mitigating automotive collisions with both moving and static objects, including pedestrians and other vulnerable road obstacles and vehicles. By predicting and monitoring collision, our holographic LiDAR system calculates effective collusion mitigation plans by comparing the trajectory of an object with the trajectory of the moving vehicle to identify and avoid emergency situations while providing optimal comfort and safety to the driver. Due to its effectiveness, our holographic ADAS are being deployed at an increasing rate in the automotive industry.

As automakers and leading mobile and technology companies seek comprehensive digital perceptual solutions to accelerate and scale production for their autonomous driving programs, we believe that our holographic LiDAR can take advantage of this market trend to achieve excellent solutions for mass production of large-scale autonomous driving programs and vehicles.

Moreover, we are aligned to the rapid development of the Internet of Things, machine learning, and artificial intelligence (“AI”). Our holographic LiDAR solution is not only applicable to the field of intelligent vehicles but also applicable to robots, unmanned aerial vehicles (“UAVs”), advanced security systems, intelligent city development, industrial automation, environment, and mapping.

Our holographic digital twin technology resource library is built upon extensive holographic data modelling, simulation and bionics technology, culminating in a comprehensive holographic digital twin resource library which holographic developers and designers count on. Our digital twin resource library integrates holographic bionics and simulation digital models, as well as various holographic software technologies about holographic spatial positioning, dynamic capture, holographic image synthesis, which are open to all our users. We also provide customized holographic digital twin technology integration services for enterprise customers with unique commercial demands.

With each technological advancement and product iteration, we continue to lay a solid foundation for increased competitiveness and long-term strategic development. We aim to continually provide customers with high-quality holographic technology services by dedicating significant resources to research and development in advanced holographic technology so as to achieve steady growth of revenue and improvement of market share for the benefit of shareholders.

Risk Factors

Investing in our Ordinary Shares entails a significant level of risk.

The company faces various legal and operational risks and uncertainties as a company which its principal subsidiaries based in and primarily operating in the PRC. Most of the company’s subsidiaries operations are conducted in the PRC, and are governed by PRC laws, rules, and regulations. Because PRC laws, rules, and regulations are relatively new and quickly evolving, and because of the limited number of published decisions and the non-precedential nature of these decisions, and because the laws, rules and regulations often give the relevant regulator certain discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices.

See “Risk Factors — Risks Related to Doing Business in China — Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares,” and “— Adverse changes in China’s economic, political or social conditions, laws, regulations or government policies could have a material adverse effect on our business, financial condition and results of operations..” as set forth in this prospectus and our Annual Report on Form 10-K, as filed with the SEC on March 14, 2023.

In addition, the PRC government has significant oversight and discretion over the conduct of our business, and may intervene in or influence our operations through adopting and enforcing rules and regulatory requirements. For example, in recent years the PRC government, has enhanced regulation in areas such as anti-monopoly, anti-unfair competition, cybersecurity and data privacy. See “Item 3 Key Information — D. Risk Factors — Risks Related to Our Business and Industry — The PRC government exerts substantial influence over the manner in which we and our PRC subsidiaries must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we or our PRC subsidiaries were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.”; and “— We may be materially and adversely affected by the complexity, uncertainties and changes in the PRC laws and regulations governing Internet-related industries and companies,” as set forth in the our annual report on Form 10-K filed with the Commission on March 14, 2023.

Before investing in the Ordinary Shares, you should carefully consider the risks and uncertainties described in this prospectus and as summarized below, the risks described under the “Risk Factors,” in addition to all of the other information in this prospectus and documents that are incorporated in this prospectus by Table of Contents reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our business, results of operations and financial condition. Such risks include, but are not limited to:

Risk Factors Relating to Our Business and Industry

Below is a summary of the risk factors relating to our business and industry. You may read more about these risks in the “Risk Factors” section in this prospectus and in our Annual Report on Form 10-K for the year ended 2022 as filed with the SEC on March 14, 2023.

●	The holographic technology service industry is developing rapidly and affected by continuous technological changes, with the risk that we cannot continue to make the correct strategic investment and develop new products to meet customer needs.

●	Our competitive position and results of operations could be harmed if we do not compete effectively.

●	Adverse conditions in the related industries, such as the automotive industry, or the global economy in general could have adverse effects on our results of operations.

●	The market adoption of LiDAR, especially holographic LiDAR technology, is uncertain. If market adoption of LiDAR does not continue to develop, or develops more slowly than we expect, our business will be adversely affected.

●	Our results of operations could materially suffer in the event of insufficient pricing to enable us to meet profitability expectations.

●	We expect to incur substantial research and development costs and devote significant resources to identifying and commercializing new products, which could significantly reduce our profitability, and there is no guarantee that such efforts would eventually generate revenue for us.

●	We may need to raise additional capital in the future in order to execute our business plan, which may not be available on terms acceptable to us, or at all.

●	Market share of our holographic LiDAR products will be materially adversely affected if such products are not adopted by the automotive original equipment manufacturers (OEMs) or their supplier for ADAS applications.

●	We have material customer concentration, with a limited number of customers accounting for a material portion of our revenues for the years ended December 31, 2022 and 2021.

●	The period of time from a “design win” to implementation is long, and we are subject to the risks of cancellation or postponement of the contract or unsuccessful implementation

●	The complexity of our products could result in unforeseen delays or expenses from undetected defects, errors or bugs in hardware or software which could reduce the market adoption of our new products, damage our reputation with current or prospective customers, result in product returns or expose us to product liability and other claims and adversely affect our operating costs.

●	Failure in cost control may negatively impact the market adoption and profitability of our products.

●	Continued pricing pressures may result in low profitability, or even losses to us.

●	We have a limited operating history, and we may not be able to sustain rapid growth, effectively manage growth or implement business strategies.

●	If we fail to attract, retain and engage appropriately-skilled personnel, including senior management and technology professionals, our business may be harmed.

●	Our business depends substantially on the market recognition of our brand, and negative media coverage could adversely affect our business.

●	Failure to maintain, protect, and enhance our brand or to enforce our intellectual property rights may damage the results of our business and operations.

●	We may be vulnerable to intellectual property infringement charges filed by other companies.

●	We may not be able to protect our source code from copying if there is an unauthorized disclosure.

●	Third parties may register trademarks or domain names or purchase internet search engine keywords that are similar to our trademarks, brand or websites, or misappropriate our data and copy our platform, all of which could cause confusion to our users, divert online customers away from our products and services or harm our reputation.

●	Our business is highly dependent on the proper functioning and improvement of our information technology systems and infrastructure. Our business and operating results may be harmed by service disruptions, or by our failure to timely and effectively scale up and adjust our existing technology and infrastructure.

●	Our operations depend on the performance of the Internet infrastructure and fixed telecommunications networks in China, which may experience unexpected system failure, interruption, inadequacy or security breaches.

●	We use third-party services and technologies in connection with our business, and any disruption to the provision of these services and technologies to us could result in adverse publicity and a slowdown in the growth of our users, which could materially and adversely affect our business, financial condition and results of operations.

●	Our insurance policies may not provide adequate coverage for all claims associated with our business operations.

●	We may be subject to claims, disputes or legal proceedings in the ordinary course of our business. If the outcome of these proceedings is unfavorable to us, then our business, results of operations and financial condition could be adversely affected.

●	We may need additional capital to support or expand our business, and we may be unable to obtain such capital in a timely manner or on acceptable terms, if at all.

●	Our management has limited experience in operating a public company and the requirements of being a public company may strain our resources, divert management’s attention and affect the ability to attract and retain qualified board members and officers.

●	Our business may be materially and adversely affected by the effects of natural disasters, health epidemics or similar situation. In particular, the COVID-19 pandemic has already and may continue to cause negative impacts to our business, results of operations and financial condition.

●	We may be materially and adversely affected by the complexity, uncertainties and changes in the PRC laws and regulations governing Internet-related industries and companies.

●	Our business may be exposed to Internet data, and we are required to comply with PRC laws and regulations relating to cyber security. These laws and regulations could create unexpected costs, subject us to enforcement actions for compliance failures, or restrict portions of our business or cause us to change our data practices or business model.

Risk Factors Relating to Doing Business in China

●	Adverse changes in China’s economic, political or social conditions, laws, regulations or government policies could have a material adverse effect on our business, financial condition and results of operations.

●	A severe or prolonged downturn in the PRC or global economy and political tensions between the United States and China could materially and adversely affect our business and our financial condition.

●	The recent joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies, including companies based in China, upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

●	Uncertainties in the promulgation, interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

●	We may subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection.

●	If our equity ownership is challenged by the PRC authorities, it may have a significant adverse impact on our operating results and your investment value.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws.

●	Under the PRC enterprise income tax law, we may be classified as a “PRC resident enterprise”, which could result in unfavorable tax consequences to we and our shareholders and have a material adverse effect on our results of operations and the value of your investment.

●	We may not be able to obtain certain benefits under relevant tax treaties on dividends paid by our PRC subsidiaries to us through our Hong Kong subsidiaries.

●	Our PRC subsidiaries may face uncertainties relating to special preferential income tax rate in connection with PRC high and new technology enterprise and tax exempt status.

●	We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

●	If the chops of our PRC subsidiaries are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

●	Implementation of labor laws and regulations in China may adversely affect our business and results of operations.

●	The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions.

●	The approval of the China Securities Regulatory Commission may be required in connection with our offerings under a regulation adopted in August 2006, and, if required, we cannot assure you that we will be able to obtain such approval.

●	PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us to liability and penalties under PRC law.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand business.

●	Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our ordinary shares.

●	Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment.

●	Governmental control of currency conversion may limit our ability to utilize revenues effectively and affect the value of your investment.

●	Failure to comply with PRC regulations regarding the registration requirements for employee stock ownership plans or share option plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

●	Our leased property interests may be defective and our rights to lease the properties affected by such defects may be challenged, which could adversely affect our business.

●	The PRC government exerts substantial influence over the manner in which we and our PRC subsidiaries must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we or our PRC subsidiaries were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

Risk Factors Relating to an Investment in Our Ordinary Shares

●	We are a Cayman Islands company and, because judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than under U.S. law, you may have less protection for your shareholder rights than you would under U.S. law.

●	Certain judgments obtained against us by our shareholders may not be enforceable.

●	Our share price may be volatile and could decline substantially.

●	We do not intend to pay cash dividends for the foreseeable future.

●	We may be subject to securities litigation, which is expensive and could divert management attention.

●	The sale or availability for sale of substantial amounts ordinary shares could adversely affect our market price.

●	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about us or our business, our ordinary shares price and trading volume could decline.

●	We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

●	If we cannot satisfy, or continue to satisfy, the requirements and rules of Nasdaq, our securities may may be delisted, which could negatively impact the price of our securities and your ability to sell them.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

●	We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

●	We will continue to incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

●	We may be or become a PFIC, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

Corporate History and Structure

MicroCloud Hologram Inc. (f/k/a Golden Path Acquisition Corporation) is an exempted company incorporated under the laws of Cayman Islands on May 9, 2018.

On December 16, 2022, MicroCloud consummated the previously announced business combination pursuant to the Merger Agreement, by and among Golden Path, Golden Path Merger Sub, and MC. Pursuant to the Merger Agreement, MC merged with Golden Path Merger Sub, survived the merger and continued as the surviving company and a wholly owned subsidiary of Golden Path (the “Merger”, and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”). Upon the closing of the Business Combination, Golden Path changed its name to MicroCloud Hologram Inc.

Our ordinary shares and Public Warrants are listed on the Nasdaq Stock Market LLC (the “Nasdaq”) under the symbols “HOLO” and “HOLOW,” respectively.

MicroCloud is not an operating company, but a holding company incorporated in the Cayman Islands. MicroCloud operates its business through its subsidiaries in the PRC in which it owns equity interests.

The following diagram illustrates MicroCloud’s corporate structure as of the date of this prospectus.

Cash and Asset Flows through Our Organization

The Company is a holding company with no material operations of its own. We conduct our operations primarily through our subsidiaries in China. As a result, the Company’s ability to pay dividends depends upon dividends paid by our subsidiaries in China. If our existing PRC subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Funding PRC Subsidiaries

We are permitted under PRC laws and regulations as an offshore holding company to provide fundings to our wholly foreign-owned subsidiary in China only through loans or capital contributions, subject to the record-filing and registration with government authorities and limit on the amount of loans. Subject to satisfaction of the applicable government registration requirements, we may extend inter-company loans to our wholly foreign-owned subsidiaries in China or make additional capital contributions to the wholly foreign-owned subsidiaries to fund their capital expenditures or working capital. If we provide fundings to our wholly foreign-owned subsidiaries through loans, the total amount of such loans may not exceed the difference between the entity’s total investment as registered with the foreign investment authorities and our registered capital. Such loans must also be registered with SAFE (as defined herein) or their local branches. For more detailed information and risks associated with a transfer of funds by the Company to our PRC subsidiaries in the form of a loan or capital injection, please refer to our Annual Report on Form 10-K for 2022 in the section “Risk Factors — Risk Factors Relating to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand business.”

Dividends

Under PRC law, our PRC subsidiaries are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Pursuant to the Company Law of the People’s Republic of China, or the PRC Company Law, our PRC subsidiaries are required to make contribution of at least 10% of their after-tax profits calculated in accordance with the PRC GAAP to the statutory common reserve. Contribution is not required if the reserve fund has reached 50% of the registered capital of our subsidiaries. As of December 31, 2022, our PRC subsidiaries had restricted amount of RMB11.1 million (US$1.7 million) the reserve fund. These reserves are not distributable as cash dividends. See “Risk Factors — Risk Factors Relating to Doing Business in China — our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our ordinary shares.

None of our PRC subsidiaries has issued any dividends or distributions to respective holding companies or any investors as of the date of this prospectus. Our PRC subsidiaries generate and retain cash generated from operating activities and re-invested it in our business. We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future after any offerings under this prospectus. We have, from time to time, transferred cash between our PRC subsidiaries to fund their operations, and we do not anticipate any difficulties or limitations on our ability to transfer cash between such subsidiaries. As of the date of this prospectus, no cash generated from our PRC subsidiaries has been used to fund operations of any of our non-PRC subsidiaries. We may encounter difficulties in our ability to transfer cash between PRC subsidiaries and non-PRC subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. However, so long as we are compliant with the procedures for approvals from foreign exchange authorities and banks in China, the relevant laws and regulations in China do not impose limitations on the amount of funds that we can transfer out of China. See “Risk Factor—Risk Factors Relating to Doing Business in China—Governmental control of currency conversion may limit our ability to utilize revenues effectively and affect the value of your investment.” of our annual report on Form 10-K for 2022.

We currently do not have any cash management policy that dictates the transfer of cash between our subsidiaries. See “Item 4. Information of the Company—B. Business Overview—Regulation—PRC Laws and Regulations relating to Foreign Exchange” of our annual report on Form 10-K for details of such procedures.

Corporate Information

We are a Cayman Islands exempted company, and our principal executive office is located at Room 302, Building A, Zhong Ke Na Neng Building, Yue Xing Sixth Road, Nanshan District, Shenzhen, People’s Republic of China. Our registered office address in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19715.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Class A ordinary shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion or we issue more than US$1.0 billion of non- convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

THE OFFERING

Issuer:	MicroCloud Hologram Inc.

Securities offered by us:

The Notes with an aggregate principal amount of $9,500,000. For a more detailed description of the CNPAs and the Notes, please see our Form 6-K furnished to the SEC on January 24, 2024, which we incorporate herein by reference.

This prospectus supplement also relates to the offering of ordinary shares issuable from time to time upon conversion under the Note.

Original Principal Amount	$9,500,000 in the aggregate

Conversion Right	Subject to a Ownership Limitation, each Investor has the right to elect to convert all or a portion of the outstanding balance under the Note into ordinary shares of the Company pursuant to the following formula: conversion shares equals amount being converted divided by the conversion price, which is calculated as (A) the lowest market closing price of the Company’s ordinary shares in the twenty (20) trading days preceding the date of conversion request (B) multiplied by 70% and (C) rounded down to the nearest 2 decimal places. The conversion is subject to adjustment in the event of a stock split, stock dividend, recapitalization, or similar transaction.

Ownership Limitation	The Company may at it option decline to effect any conversion of the outstanding balance under the Note to the extent that after giving effect to such conversion would cause the Investors (on an individual basis) to beneficially own a number of shares exceeding 9.99% of the number of shares outstanding on such date.

Prepayment	We may prepay all or a portion of the Note at an amount equal to 100% of the outstanding balance of the Note.

Event of Default	If an event of default on the Note occurs, interest shall accrue on the outstanding balance at the rate equal to the lesser of 10% per annum or the maximum rate permitted under applicable law until paid.

Use of proceeds:	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-20 of this prospectus supplement.

Risk factors:	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our ordinary shares, see the information contained in or incorporated by reference under the heading “Supplemental Risk Factors” beginning on page S-16 of this prospectus supplement, and “Risk Factors” on page 16 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

NASDAQ Capital Market Symbol:	HOLO

RISK FACTORS

The following is a summary of certain risks that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should carefully consider the risk factors described below and in our 2022 Annual Report incorporated by reference in this prospectus supplement and the accompanying prospectus, any amendment or update thereto reflected in subsequent filings with the SEC, including in our annual reports on Form 10-K, and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risk Factors Relating to This Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds from this offering for general corporate purposes and working capital. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceed, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our ordinary shares to decline and delay the development of our Company.

The Note is unsecured obligation and is subordinated to all of our existing and future secured indebtedness.

The Note is unsecured obligation and effectively subordinated in right of payment to all of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness The Note does not restrict our ability to incur additional indebtedness, including secured indebtedness generally, which would have a prior claim on the assets securing that indebtedness. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, our assets that serve as collateral for any secured indebtedness would be made available to satisfy the obligations to our secured creditors before any payments are made on the notes.

There is no established public trading market for the Note being offered in this offering, and we do not expect a market to develop for the Note.

There is no established public trading market for the Note being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Note on any securities exchange or for inclusion of the Note in any automated quotation system. Without an active market, the liquidity of the securities will be limited.

Investor of the Note will not be entitled to any rights with respect to our ordinary share, but will be subject to all changes made with respect to our Ordinary shares.

Investor of the Note will not be entitled to any rights with respect to our Ordinary Share (including, without limitation, voting rights or rights to receive any dividends or other distributions on our ordinary share), but will be subject to all changes affecting our ordinary share. Investor will only be entitled to rights in respect of our ordinary share if and when we deliver ordinary share upon conversion for the Note. In the event that an amendment is proposed to our memorandum and articles of associations requiring shareholders approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to a holder’s conversion of Notes, the holder will not be entitled to vote on the amendment, although the holder will nevertheless be subject to any changes in the powers, preferences or rights of our Ordinary Share that result from such amendment.

Future sales of our ordinary shares, whether by us or our shareholders, could cause our stock price to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ordinary shares in the public market, the trading price of our ordinary shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell shares of our ordinary shares could also depress the market price of our ordinary shares. A decline in the price of ordinary shares might impede our ability to raise capital through the issuance of additional ordinary shares or other equity securities. In addition, the issuance and sale by us of additional ordinary shares or securities convertible into or exercisable for ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional ordinary shares or other securities convertible into or exchangeable for shares of our ordinary shares. We cannot assure you that we will be able to sell our ordinary shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per share in this offering.

The price of our ordinary shares may be volatile or may decline, which may make it difficult for investors to resell shares of our ordinary shares at prices they find attractive.

The trading price of our ordinary shares may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations could adversely affect the market price of our ordinary shares. Among the factors that could affect our stock price are:

●	actual or anticipated fluctuations in our quarterly operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports;

●	changes in the economic performance or market valuations of other microcredit companies;

●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;

●	failure to meet analysts’ revenue or earnings estimates;

●	speculation in the press or investment community;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	actions by institutional shareholders;

●	fluctuations in the stock price and operating results of our competitors;

●	general market conditions and, in particular, developments related to market conditions for the financial services industry;

●	proposed or adopted regulatory changes or developments; or

●	domestic and international economic factors unrelated to our performance.

The stock market has experienced significant volatility recently. As a result, the market price of our ordinary shares may be volatile. In addition, the trading volume in our ordinary shares may fluctuate more than usual and cause significant price variations to occur. The trading price of the shares of ordinary shares and the value of our other securities will depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, creditworthiness and prospects, future sales of our equity or equity related securities, and other factors identified above in “Forward-Looking Statements.”

Accordingly, the ordinary shares that an investor purchases, whether in this offering or in the secondary market, may trade at a price lower than that at which they were purchased, and, similarly, the value of our other securities may decline. Current levels of market volatility are unprecedented. The capital and credit markets have been experiencing volatility and disruption for more than a year. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength.

A significant decline in our stock price could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation.

Volatility in our ordinary shares price may subject us to securities litigation.

The market for our ordinary shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Risks Related to Doing Business in China

Our ordinary shares may be delisted from a U.S. exchange and prohibited from being traded over-the-counter in the United States under the HFCAA if the PCAOB determines in the future that it is unable to fully inspect or investigate our auditor. The delisting and cease of trading of our ordinary shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors of the benefits of such inspections.

The HFCAA was enacted in December 2020 and was subsequently amended in December 2022. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years beginning in 2021, the SEC shall prohibit our ordinary shares from being traded on a national securities exchange or in the over- the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to determine, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC adopted amendments to finalize the implementation of disclosure and documentation measures, which require us to identify, in our Annual Report on Form 20-F, (1) the auditors that provided opinions to the financial statements presented in the annual report, (2) the location where the auditors’ report was issued, and (3) the PCAOB ID number of the audit firm or branch that performed the audit work.

On August 26, 2022, the CSRC, the Ministry of Finance of China, and the PCAOB signed the Protocol, which established a specific framework for the PCAOB to conduct inspections and investigations of PCAOB- governed accounting firms in mainland China and US. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, it remains unclear whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong, which depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

Notwithstanding the foregoing, our ability to retain an auditor subject to PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to us, may depend on the relevant positions of U.S. and Chinese regulators. If, in the future, we have been identified by the SEC for two consecutive years as a “commission-identified issuer” whose registered public accounting firm is determined by the PCAOB that it is unable to inspect or investigate completely because of a position taken by one or more authorities in China, the SEC may prohibit our shares or the ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. In addition, it remains unclear what the SEC’s implementation process related to the above rules will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on companies that have significant operations in China and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). We cannot assure you whether regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. If we fail to meet the new listing standards specified in the HFCAA, we could face possible delisting from the Nasdaq Stock Market, cessation of trading in over-the-counter market, deregistration from the SEC and/or other risks, which may materially and adversely affect the trading price of the ADSs or terminate the trading of the ADSs in the United States.

Furthermore, the absence of inspections by the PCAOB in China in the past prevented it from fully evaluating the audits and quality control procedures of our prior independent registered public accounting firm. As a result, we and our investors were not be able to take the benefits of such PCAOB inspections. The absence of inspections by the auditors with presence in China in the past made it more difficult to evaluate the effectiveness of our prior independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that were subject to the PCAOB inspections, which could cause investors and potential investors in our securities to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of US$8,720,000 after deducting estimated offering expenses payable by us.

We currently intend to use the net proceeds from the sale of securities offered by this prospectus for working capital and general corporate purposes. We may also use a portion of the net proceeds from the sale of securities offered by this prospectus to acquire or invest in complementary businesses, assets or technologies, although we have no present commitments or agreements to do so.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the timing and allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization as of June 30, 2023. Such information is set forth on the following basis:

●	on an actual basis;

●	on a pro forma basis as adjusted to give effect to the offering of original principal amount of $9,500,000 unsecured convertible promissory note and the issuance of the conversion shares pursuant to this prospectus supplement and the accompanying prospectus

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	Actual	Pro forma as adjusted giving effect to this offering
Convertible debt		7,977,663
Total debt		7,977,663
Shareholders’ equity
ordinary shares, $0.0001 par value, 50,812,035 shares issued and outstanding as of June 30, 2023 and 59,772,035 shares issued and outstanding on a pro forma as adjusted basis, respectively	5,081	5,977
Additional paid-in capital	36,701,010	41,368,274
Statutory reserve	1,722,262	1,722,262
Accumulated deficits	(13,259,736)	(13,259,736)
Other equity instruments		742,337
Accumulated other comprehensive income	(1,504,391)	(1,504,391)
Total shareholders’ equity attributable to MicroCloud Hologram Inc.	23,664,226	29,074,723
Non-Controlling interests	(7,004)	(7,004)
Total equity	23,657,222	29,067,719

Changes in share capital and capital reserves in the table are the effect of issuances pursuant to the Company’s equity incentive plan.

PLAN OF DISTRIBUTION

The Note was offered directly to the Investors without a placement agent, underwriter, broker or dealer. We negotiated the price for the securities offered in this offering with the Investors. We entered into the CNPAs directly with the investor who agreed to purchase the Notes and ordinary shares issuable upon conversion of the Note. We are also registering our ordinary shares issuable upon conversion of the Notes from time to time after the date of this prospectus supplement. We will not receive any of the proceeds from the issuance of the shares to the Investors.

We estimate that the net proceeds from the sale of the Notes offered under this prospectus supplement will be approximately $8,720,000, after deducting estimated offering expenses payable by us. We estimate the total offering expenses in this offering that will be payable by us will be $20,000 which include legal, accounting, securities issuance and printing costs.

Our obligation to issue ordinary shares issuable upon conversion of the Note is subject to the terms and conditions set forth in the Note and the CNPA.

We do not intend to apply to list the Note on any securities exchange or to arrange for quotation on any automated dealer quotation system.

Our ordinary shares are listed on the NASDAQ Capital Market under the symbol “HOLO”.

LEGAL MATTERS

The validity of the ordinary shares and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP.

EXPERTS

The consolidated financial statements of the Company appearing in Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Assentsure PAC, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The office of Assentsure PAC is located at 80 South Bridge Road,#06-02 Golden Castle Building, Singapore, 058710.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. We incorporate by reference herein:

●	our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2022 filed with the SEC on March 14, 2023 and amended on March 24, 2023;

●	our current report on Form 6-K, filed with the SEC on August 10, 2023, containing the unaudited interim consolidated financial statements as of June 30, 2023 and December 31, 2022 and for the six months ended June 30, 2023 and 2022, and Management’s Discussion and Analysis;

●	our Report of Foreign Private Issuer on Form 6-K filed with the SEC on July 3, 2023;

●	Our current reports on Form 8-K for September 16, 2022, filed on September 22, 2022;

●	All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

MicroCloud Hologram Inc.

Room 302, Building A, Zhong Ke Na Neng Building,
Yue Xing Sixth Road, Nanshan District, Shenzhen,
People’s Republic of China 518000

(Address of principal executive offices, including zip code)

+86 (0755) 2291 2036

(Registrant’s telephone number, including area code)

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports of foreign private issuer on Form 6-K.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We also maintain a corporate website at www.viyialgo.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus supplement.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 11, 2023

Preliminary Prospectus

Up to $100,000,000 of

Ordinary Shares, Preferred Shares, Debt Securities, Warrants, Rights and Units

and

Up to 2,875,000 Ordinary Shares underlying previously-issued Warrants

MicroCloud Hologram Inc.

We may, from time to time, in one or more offerings, offer and sell up to US$100,000,000 of any combination, together or separately, of our ordinary shares, par value US$0.0001 per share (“ordinary shares”), preferred shares, debt securities, warrants, rights, and units as described in this prospectus. In this prospectus, references to the term “securities” refers collectively to our ordinary shares, preferred shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements to be provided will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should read carefully this prospectus, the accompanying prospectus supplement, as well as any documents incorporated by reference, before you invest.

In addition, this prospectus relates to the issuance of up to 2,875,000 ordinary shares that are issuable by us upon exercise of 5,750,000 warrants, which were included in the units sold in the Golden Path Acquisition Corporation IPO (“Public Warrants”), with each Public Warrant exercisable to purchase one-half (1/2) of one ordinary share at an exercise price of $11.50 per whole share. For more information please see the section titled “Description of the Securities” contained in this prospectus.

The aggregate offering price of all securities issued under this prospectus may not exceed $133,062,500.00. The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus. For more information, please refer to the section titled “Plan of Distribution”.

The aggregate market value of our outstanding ordinary shares held by non-affiliates as of September 16, 2023 is approximately $54,038,230, based on 30,021,239 ordinary shares held by non-affiliates as of such date, and a closing price of our ordinary shares on the Nasdaq Capital Market was $1.80 on September 16, 2023. As of the date hereof, we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the period of twelve calendar months immediately prior to and including the date hereof.

Our ordinary shares and Public Warrants are listed on the Nasdaq Stock Market LLC (“NASDAQ”) under the trading symbols “HOLO” and “HOLOW,” respectively. On September 16, 2023, the closing prices for our ordinary shares and Public Warrants on Nasdaq were $1.80 per ordinary share and $0.12 per warrant.

On September 16, 2022, Golden Path Acquisition Corporation, a Cayman Islands Special Purpose Acquisition Corporation, completed its business combination with MC Hologram Inc., a Cayman Islands holding company. After the business combination, the Company changed its name to MicroCloud Hologram Inc. References to “MicroCloud”, “the Company”, “we”, “our” or “us” are to MicroCloud Hologram Inc., our Cayman Islands holding company, its predecessor entity and its subsidiaries, as the context requires.

The Company conducts its business operations in China primarily through its PRC subsidiaries. The Company owns and exerts control over its PRC subsidiaries through direct equity ownership. Nonetheless, given the Company’s holding structure, investors should be aware that investing in the Cayman holding company’s ordinary shares is not the same as purchasing equity interest in the Company’s Chinese operating entities. Instead, investors are purchasing equity interest in a Cayman Islands holding company whose revenues are derived from the operations conducted primarily by its PRC subsidiaries. For more information, please refer to the section titled “Corporate Information” in the summary section of this prospectus below.

As a Cayman Islands holding company with operating subsidiaries in China, we face various legal and operational risks and uncertainties associated with the complex and evolving PRC laws and regulations. The Chinese government exerts significant oversight and discretion over the conduct of our business - we described these associated risks in our Annual Report on Form 10-K for 2022 in “Part I, Item 1A. Risk Factor—Risk Factors Relating to Doing Business in China.” For instance, the PRC government recently initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. In sum, the Chinese government may intervene or influence our PRC operations at any time, which could result in a material change to our operations and/or the value of your securities or the securities we are registering for sale under this prospectus.

Notably, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. See subheading below and “Risk Factors—We are required to file with the CSRC within 3 working days after the subsequent securities offering is completed and we might face warnings or fines if we fail to fulfill related filing procedure. We may become subject to more stringent requirements with respect to matters including cross-border investigation and enforcement of legal claims.” Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

Regulatory Measures Implemented By the China Securities Regulatory Commission (“CSRC”) Affecting Our Securities Offerings

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which came into effect on March 31, 2023. The Trial Measures apply to overseas securities offerings and/or listings conducted by (1) companies incorporated in the PRC, or PRC domestic companies, directly and (2) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. The Trial Measures requires (i) the filings of the overseas offering and listing plan by the PRC domestic companies with the CSRC under certain conditions, and (ii) the filing of their underwriters or placement agents with the CSRC under certain conditions and the submission of an annual report to the CSRC within the required timeline. On the same day, the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”) promulgated by the CSRC came into effect. Confidentiality and Archives Administration Provisions stipulate that the PRC companies seeking overseas offerings and listings, either directly or indirectly, as well as securities firms and securities service providers (both the PRC and overseas) involved in relevant businesses, must not disclose any state secrets or confidential information of government agencies, nor harm national security and public interests. Additionally, if a domestic company provides accounting archives or copies of such archives to any entities, including securities firms, securities service providers, overseas regulators and individuals, it must comply with due procedures in accordance with applicable regulations. We believe that offerings under this prospectus do not involve the disclosure of any state secret or confidential information of government agencies, nor does it harm national security and public interests. However, we may need to perform additional procedures concerning the provision of accounting archives. The specific requirements of these procedures are currently unclear, and we cannot guarantee our ability to execute them.

According to the Notice on the Administrative Arrangements for the Filing of Overseas Securities Offering and Listing by Domestic Enterprises (the “Notice on Overseas Listing Measures”) published by the CSRC on February 17, 2023, issuers that had already been listed in an overseas market by March 31, 2023, the date the Trial Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Trial Measures when it subsequently seeks to conduct a follow-on offering. Therefore, we are required to go through filing procedures with the CSRC within three working days after the completion of an offering made pursuant to this prospectus or any accompanying prospectus supplement and for our future offerings of our securities in an overseas market, including Nasdaq, under the Trial Measures. Other than the CSRC filing procedure we are required to make within three working days after the completion of an offering made pursuant to this prospectus or any accompanying prospectus supplement, we and our PRC subsidiaries, as advised our PRC legal counsel, Fawan Law Firm, (1) are not required to obtain permissions from the CSRC, and (2) have not been required to obtain or denied such and other permissions by the CSRC, CAC, or any PRC government authority, under current PRC laws, regulations and rules in connection with a potential offering made pursuant to this prospectus or any accompanying prospectus supplement as of the date of this prospectus.

Permissions Required from the PRC Authorities for Our Operations

As of the date of this prospectus, our Company and our PRC subsidiaries have not been involved in any investigations or review initiated by any PRC regulatory authority, not has any of them received any inquiry, notice or sanction for our operations or our issuance of securities to investors. Nevertheless, the Standing Committee of the National People’s Congress (“SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires us and our subsidiaries to obtain permissions from PRC regulatory authorities to conduct business operations in China.

In addition, as advised by the Company’s PRC counsel, Fawan Law Firm, as of the date of this prospectus, except for business license, foreign investment information report to the commerce administrative authority and foreign exchange registration or filing, our consolidated affiliated Chinese entities do not have to obtain any requisite licenses and permits from the PRC government authorities that are material for the business operations of our holding company and our subsidiaries in China. However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by government authorities, we may be required to obtain certain licenses, permits, filings or approvals for the functions and services that we provided in the future. See “Part I, Item 1A. Risk Factor—Risk Factors Relating to Doing Business in China” on our annual report on Form 10-K for the year ended 2022.

The Holding Foreign Companies Accountable Act

In addition, our ordinary shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (“HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for two consecutive years. Our current auditor, Assentsure PAC (“Assentsure”), and our prior auditor for 2021, and 2022 annual reports, Marcum LLP, the independent registered public accounting firms that issue the financial reports included elsewhere in this prospectus or our most recent annual report on Form 10-K, are registered with the PCAOB. The PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. Assentsure and Marcum LLP are headquartered in Singapore and New York, respectively. On December 16, 2021, the PCAOB issued a report notifying the SEC of its determinations (the “PCAOB Determinations”) that they are unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong. The report sets forth lists identifying the registered public accounting firms headquartered in mainland China and Hong Kong, respectively, that the PCAOB is unable to inspect or investigate completely, and as of the date of this prospectus, Assentsure and Marcum LLP are not included in the list of PCAOB Identified Firms in the PCAOB Determinations issued on December 16, 2021. On August 26, 2022, the China Securities Regulatory Commission (the “CSRC”), the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the U.S. Securities and Exchange Commission. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations issued in December 2021. As such, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCA Act for the fiscal year ended December 31, 2022. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from Nasdaq Stock Market. In addition, whether the PCAOB will continue be able to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections in early 2023 and beyond. The PCAOB is required under the HFCA Act to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCA Act as and when appropriate. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the Holding Foreign Companies Accountable Act, by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. See “Risk Factors—Risks Related to Doing Business in China—If the PCAOB is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our shares. A trading prohibition for our shares, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors, if any, would deprive our investors of the benefits of such inspections.” of this prospectus.

Investing in our securities involves risks. See the “Risk Factors” section contained in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference in this prospectus, including our annual report on Form 10-K for year ended in 2022 filed with the SEC on March 14, 2023, to read about factors you should consider before investing in these securities.

Each time we sell these securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of these securities.

We may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2023.

i

ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

●	“China” and “PRC” refers to the People’s Republic of China;

●	“RMB” and “Renminbi” refers to the legal currency of China;

●	“shares” and “ordinary shares” refers to prior to the completion of any offerings under this prospectus, our pre-offering ordinary shares, and upon and after the completion of any offerings under this prospectus, are to our ordinary shares of US$0.0001 each;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended:

●	“HKD” are to the legal currency of Hong Kong;

●	“Hong Kong” or “HK” are to the Hong Kong Special Administrative Region of the PRC;

●	“RMB” or “Renminbi” are to the legal currency of the PRC;

●	“SAFE” are to the State Administration for Foreign Exchange;

●	“SEC” are to the Securities and Exchange Commission;

●	“MicroCloud”, “the Company”, “we”, “our” or “us” are to MicroCloud Hologram Inc., our Cayman Islands holding company, its predecessor entity and its subsidiaries, as the context requires.;

●	“US Dollars,” “$,” or “US$” are to the legal currency of the United States;

●	“U.S. GAAP” are to accounting principles generally accepted in the United States;

●	“MOFCOM” are to the Ministry of Commerce of the People’s Republic of China

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a shelf registration process permitted under the Securities Act. By using a shelf registration statement, we may sell any of our securities to the extent permitted in this prospectus and the applicable prospectus supplement, from time to time in one or more offerings on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision.

Company Overview

We are committed to providing leading holographic technology services to our customers worldwide. Our holographic technology services include high-precision holographic light detection and ranging (“LiDAR”) solutions, based on holographic technology, exclusive holographic LiDAR point cloud algorithms architecture design, breakthrough technical holographic imaging solutions, holographic LiDAR sensor chip design and holographic vehicle intelligent vision technology to service customers that provide reliable holographic advanced driver assistance systems (“ADAS”). We also provide holographic digital twin technology services for customers and have built a proprietary holographic digital twin technology resource library. Our holographic digital twin technology resource library captures shapes and objects in 3D holographic form by utilizing a combination of our holographic digital twin software, digital content, spatial data-driven data science, holographic digital cloud algorithm, and holographic 3D capture technology. Our holographic digital twin technology and resource library have the potential to become the new norm for the digital twin augmented physical world in the near future. We are also a distributer of holographic hardware and generates revenue through resale.

We provide a broad range of holographic technology services in the holographic industry. Our holographic solutions and technology services are capable of meeting the complex and multi-faceted holographic technology needs of our customers.

Our cutting-edge holographic LiDAR system is used in ADAS, allowing equipped automobiles and other vehicles to capture high-resolution 3D holograms and achieve ultra-long detection distance. Our holographic LiDAR solutions allow the automotive industry to break free from bulky mechanical rotating scanning systems and traditional sensors to solid-state LiDAR sensor with more components and smaller dimensions that can meet the demanding performance, safety, and cost requirements of our customers.

Our holographic ADAS provide a rich and safe set of autonomous control programs for vehicles. The point cloud algorithm for holographic LiDAR can detect and track obstacles, thereby avoiding and mitigating automotive collisions with both moving and static objects, including pedestrians and other vulnerable road obstacles and vehicles. By predicting and monitoring collision, our holographic LiDAR system calculates effective collusion mitigation plans by comparing the trajectory of an object with the trajectory of the moving vehicle to identify and avoid emergency situations while providing optimal comfort and safety to the driver. Due to its effectiveness, our holographic ADAS are being deployed at an increasing rate in the automotive industry.

As automakers and leading mobile and technology companies seek comprehensive digital perceptual solutions to accelerate and scale production for their autonomous driving programs, we believe that our holographic LiDAR can take advantage of this market trend to achieve excellent solutions for mass production of large-scale autonomous driving programs and vehicles.

Moreover, we are aligned to the rapid development of the Internet of Things, machine learning, and artificial intelligence (“AI”). Our holographic LiDAR solution is not only applicable to the field of intelligent vehicles but also applicable to robots, unmanned aerial vehicles (“UAVs”), advanced security systems, intelligent city development, industrial automation, environment, and mapping.

Our holographic digital twin technology resource library is built upon extensive holographic data modelling, simulation and bionics technology, culminating in a comprehensive holographic digital twin resource library which holographic developers and designers count on. Our digital twin resource library integrates holographic bionics and simulation digital models, as well as various holographic software technologies about holographic spatial positioning, dynamic capture, holographic image synthesis, which are open to all our users. We also provide customized holographic digital twin technology integration services for enterprise customers with unique commercial demands.

With each technological advancement and product iteration, we continue to lay a solid foundation for increased competitiveness and long-term strategic development. We aim to continually provide customers with high-quality holographic technology services by dedicating significant resources to research and development in advanced holographic technology so as to achieve steady growth of revenue and improvement of market share for the benefit of shareholders.

Risk Factors

Investing in our Ordinary Shares entails a significant level of risk.

Notably, and as discussed on the cover page of this Registration Statement on Form F-3, there are significant risks and uncertainties Related to Doing Business in China:

The company faces various legal and operational risks and uncertainties as a company which its principal subsidiaries based in and primarily operating in the PRC. Most of the company’s subsidiaries operations are conducted in the PRC, and are governed by PRC laws, rules, and regulations. Because PRC laws, rules, and regulations are relatively new and quickly evolving, and because of the limited number of published decisions and the non-precedential nature of these decisions, and because the laws, rules and regulations often give the relevant regulator certain discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices.

See “Risk Factors — Risks Related to Doing Business in China — Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares,” and “— Adverse changes in China’s economic, political or social conditions, laws, regulations or government policies could have a material adverse effect on our business, financial condition and results of operations..” as set forth in this prospectus and our Annual Report on Form 10-K, as filed with the SEC on March 14, 2023.

In addition, the PRC government has significant oversight and discretion over the conduct of our business, and may intervene in or influence our operations through adopting and enforcing rules and regulatory requirements. For example, in recent years the PRC government, has enhanced regulation in areas such as anti-monopoly, anti-unfair competition, cybersecurity and data privacy. See “Item 3 Key Information — D. Risk Factors — Risks Related to Our Business and Industry — The PRC government exerts substantial influence over the manner in which we and our PRC subsidiaries must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we or our PRC subsidiaries were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.”; and “— We may be materially and adversely affected by the complexity, uncertainties and changes in the PRC laws and regulations governing Internet-related industries and companies,” as set forth in the our annual report on Form 10-K filed with the Commission on March 14, 2023.

Before investing in the Ordinary Shares, you should carefully consider the risks and uncertainties described in this prospectus and as summarized below, the risks described under the “Risk Factors,” in addition to all of the other information in this prospectus and documents that are incorporated in this prospectus by Table of Contents reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our business, results of operations and financial condition. Such risks include, but are not limited to:

Risk Factors Relating to Our Business and Industry

Below is a summary of the risk factors relating to our business and industry. You may read more about these risks in the “Risk Factors” section in this prospectus and in our Annual Report on Form 10-K for the year ended 2022 as filed with the SEC on March 14, 2023.

●	The holographic technology service industry is developing rapidly and affected by continuous technological changes, with the risk that we cannot continue to make the correct strategic investment and develop new products to meet customer needs.

●	Our competitive position and results of operations could be harmed if we do not compete effectively.

●	Adverse conditions in the related industries, such as the automotive industry, or the global economy in general could have adverse effects on our results of operations.

●	The market adoption of LiDAR, especially holographic LiDAR technology, is uncertain. If market adoption of LiDAR does not continue to develop, or develops more slowly than we expect, our business will be adversely affected.

●	Our results of operations could materially suffer in the event of insufficient pricing to enable us to meet profitability expectations.

●	We expect to incur substantial research and development costs and devote significant resources to identifying and commercializing new products, which could significantly reduce our profitability, and there is no guarantee that such efforts would eventually generate revenue for us.

●	We may need to raise additional capital in the future in order to execute our business plan, which may not be available on terms acceptable to us, or at all.

●	Market share of our holographic LiDAR products will be materially adversely affected if such products are not adopted by the automotive original equipment manufacturers (OEMs) or their supplier for ADAS applications.

●	We have material customer concentration, with a limited number of customers accounting for a material portion of our revenues for the years ended December 31, 2022 and 2021.

●	The period of time from a “design win” to implementation is long, and we are subject to the risks of cancellation or postponement of the contract or unsuccessful implementation

●	The complexity of our products could result in unforeseen delays or expenses from undetected defects, errors or bugs in hardware or software which could reduce the market adoption of our new products, damage our reputation with current or prospective customers, result in product returns or expose us to product liability and other claims and adversely affect our operating costs.

●	Failure in cost control may negatively impact the market adoption and profitability of our products.

●	Continued pricing pressures may result in low profitability, or even losses to us.

●	We have a limited operating history, and we may not be able to sustain rapid growth, effectively manage growth or implement business strategies.

●	If we fail to attract, retain and engage appropriately-skilled personnel, including senior management and technology professionals, our business may be harmed.

●	Our business depends substantially on the market recognition of our brand, and negative media coverage could adversely affect our business.

●	Failure to maintain, protect, and enhance our brand or to enforce our intellectual property rights may damage the results of our business and operations.

●	We may be vulnerable to intellectual property infringement charges filed by other companies.

●	We may not be able to protect our source code from copying if there is an unauthorized disclosure.

●	Third parties may register trademarks or domain names or purchase internet search engine keywords that are similar to our trademarks, brand or websites, or misappropriate our data and copy our platform, all of which could cause confusion to our users, divert online customers away from our products and services or harm our reputation.

●	Our business is highly dependent on the proper functioning and improvement of our information technology systems and infrastructure. Our business and operating results may be harmed by service disruptions, or by our failure to timely and effectively scale up and adjust our existing technology and infrastructure.

●	Our operations depend on the performance of the Internet infrastructure and fixed telecommunications networks in China, which may experience unexpected system failure, interruption, inadequacy or security breaches.

●	We use third-party services and technologies in connection with our business, and any disruption to the provision of these services and technologies to us could result in adverse publicity and a slowdown in the growth of our users, which could materially and adversely affect our business, financial condition and results of operations.

●	Our insurance policies may not provide adequate coverage for all claims associated with our business operations.

●	We may be subject to claims, disputes or legal proceedings in the ordinary course of our business. If the outcome of these proceedings is unfavorable to us, then our business, results of operations and financial condition could be adversely affected.

●	We may need additional capital to support or expand our business, and we may be unable to obtain such capital in a timely manner or on acceptable terms, if at all.

●	Our management has limited experience in operating a public company and the requirements of being a public company may strain our resources, divert management’s attention and affect the ability to attract and retain qualified board members and officers.

●	Our business may be materially and adversely affected by the effects of natural disasters, health epidemics or similar situation. In particular, the COVID-19 pandemic has already and may continue to cause negative impacts to our business, results of operations and financial condition.

●	We may be materially and adversely affected by the complexity, uncertainties and changes in the PRC laws and regulations governing Internet-related industries and companies.

●	Our business may be exposed to Internet data, and we are required to comply with PRC laws and regulations relating to cyber security. These laws and regulations could create unexpected costs, subject us to enforcement actions for compliance failures, or restrict portions of our business or cause us to change our data practices or business model.

Risk Factors Relating to Doing Business in China

●	Adverse changes in China’s economic, political or social conditions, laws, regulations or government policies could have a material adverse effect on our business, financial condition and results of operations.

●	A severe or prolonged downturn in the PRC or global economy and political tensions between the United States and China could materially and adversely affect our business and our financial condition.

●	The recent joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies, including companies based in China, upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

●	Uncertainties in the promulgation, interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

●	We may subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection.

●	If our equity ownership is challenged by the PRC authorities, it may have a significant adverse impact on our operating results and your investment value.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws.

●	Under the PRC enterprise income tax law, we may be classified as a “PRC resident enterprise”, which could result in unfavorable tax consequences to we and our shareholders and have a material adverse effect on our results of operations and the value of your investment.

●	We may not be able to obtain certain benefits under relevant tax treaties on dividends paid by our PRC subsidiaries to us through our Hong Kong subsidiaries.

●	Our PRC subsidiaries may face uncertainties relating to special preferential income tax rate in connection with PRC high and new technology enterprise and tax exempt status.

●	We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

●	If the chops of our PRC subsidiaries are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.

●	Implementation of labor laws and regulations in China may adversely affect our business and results of operations.

●	The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions.

●	The approval of the China Securities Regulatory Commission may be required in connection with our offerings under a regulation adopted in August 2006, and, if required, we cannot assure you that we will be able to obtain such approval.

●	PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us to liability and penalties under PRC law.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand business.

●	Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our ordinary shares.

●	Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment.

●	Governmental control of currency conversion may limit our ability to utilize revenues effectively and affect the value of your investment.

●	Failure to comply with PRC regulations regarding the registration requirements for employee stock ownership plans or share option plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

●	Our leased property interests may be defective and our rights to lease the properties affected by such defects may be challenged, which could adversely affect our business.

●	The PRC government exerts substantial influence over the manner in which we and our PRC subsidiaries must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we or our PRC subsidiaries were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

Risk Factors Relating to an Investment in Our Ordinary Shares

●	We are a Cayman Islands company and, because judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than under U.S. law, you may have less protection for your shareholder rights than you would under U.S. law.

●	Certain judgments obtained against us by our shareholders may not be enforceable.

●	Our share price may be volatile and could decline substantially.

●	We do not intend to pay cash dividends for the foreseeable future.

●	We may be subject to securities litigation, which is expensive and could divert management attention.

●	The sale or availability for sale of substantial amounts ordinary shares could adversely affect our market price.

●	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about us or our business, our ordinary shares price and trading volume could decline.

●	We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

●	If we cannot satisfy, or continue to satisfy, the requirements and rules of Nasdaq, our securities may may be delisted, which could negatively impact the price of our securities and your ability to sell them.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

●	We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

●	We will continue to incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

●	We may be or become a PFIC, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

Corporate History and Structure

MicroCloud Hologram Inc. (f/k/a Golden Path Acquisition Corporation) is an exempted company incorporated under the laws of Cayman Islands on May 9, 2018.

On December 16, 2022, MicroCloud consummated the previously announced business combination pursuant to the Merger Agreement, by and among Golden Path, Golden Path Merger Sub, and MC. Pursuant to the Merger Agreement, MC merged with Golden Path Merger Sub, survived the merger and continued as the surviving company and a wholly owned subsidiary of Golden Path (the “Merger”, and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”). Upon the closing of the Business Combination, Golden Path changed its name to MicroCloud Hologram Inc.

Our ordinary shares and Public Warrants are listed on the Nasdaq Stock Market LLC (the “Nasdaq”) under the symbols “HOLO” and “HOLOW,” respectively.

MicroCloud is not an operating company, but a holding company incorporated in the Cayman Islands. MicroCloud operates its business through its subsidiaries in the PRC in which it owns equity interests.

The following diagram illustrates MicroCloud’s corporate structure as of the date of this prospectus.

Cash and Asset Flows through Our Organization

The Company is a holding company with no material operations of its own. We conduct our operations primarily through our subsidiaries in China. As a result, the Company’s ability to pay dividends depends upon dividends paid by our subsidiaries in China. If our existing PRC subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Funding PRC Subsidiaries

We are permitted under PRC laws and regulations as an offshore holding company to provide fundings to our wholly foreign-owned subsidiary in China only through loans or capital contributions, subject to the record-filing and registration with government authorities and limit on the amount of loans. Subject to satisfaction of the applicable government registration requirements, we may extend inter-company loans to our wholly foreign-owned subsidiaries in China or make additional capital contributions to the wholly foreign-owned subsidiaries to fund their capital expenditures or working capital. If we provide fundings to our wholly foreign-owned subsidiaries through loans, the total amount of such loans may not exceed the difference between the entity’s total investment as registered with the foreign investment authorities and our registered capital. Such loans must also be registered with SAFE (as defined herein) or their local branches. For more detailed information and risks associated with a transfer of funds by the Company to our PRC subsidiaries in the form of a loan or capital injection, please refer to our Annual Report on Form 10-K for 2022 in the section “Risk Factors — Risk Factors Relating to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from offshore financing activities to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand business.”

Dividends

Under PRC law, our PRC subsidiaries are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Pursuant to the Company Law of the People’s Republic of China, or the PRC Company Law, our PRC subsidiaries are required to make contribution of at least 10% of their after-tax profits calculated in accordance with the PRC GAAP to the statutory common reserve. Contribution is not required if the reserve fund has reached 50% of the registered capital of our subsidiaries. As of December 31, 2022, our PRC subsidiaries had restricted amount of RMB11.1 million (US$1.7 million) the reserve fund. These reserves are not distributable as cash dividends. See “Risk Factors — Risk Factors Relating to Doing Business in China — our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our ordinary shares.

None of our PRC subsidiaries has issued any dividends or distributions to respective holding companies or any investors as of the date of this prospectus. Our PRC subsidiaries generate and retain cash generated from operating activities and re-invested it in our business. We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future after any offerings under this prospectus. We have, from time to time, transferred cash between our PRC subsidiaries to fund their operations, and we do not anticipate any difficulties or limitations on our ability to transfer cash between such subsidiaries. As of the date of this prospectus, no cash generated from our PRC subsidiaries has been used to fund operations of any of our non-PRC subsidiaries. We may encounter difficulties in our ability to transfer cash between PRC subsidiaries and non-PRC subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. However, so long as we are compliant with the procedures for approvals from foreign exchange authorities and banks in China, the relevant laws and regulations in China do not impose limitations on the amount of funds that we can transfer out of China. See “Risk Factor—Risk Factors Relating to Doing Business in China—Governmental control of currency conversion may limit our ability to utilize revenues effectively and affect the value of your investment.” of our annual report on Form 10-K for 2022.

We currently do not have any cash management policy that dictates the transfer of cash between our subsidiaries. See “Item 4. Information of the Company—B. Business Overview—Regulation—PRC Laws and Regulations relating to Foreign Exchange” of our annual report on Form 10-K for details of such procedures.

Corporate Information

We are a Cayman Islands exempted company, and our principal executive office is located at Room 302, Building A, Zhong Ke Na Neng Building, Yue Xing Sixth Road, Nanshan District, Shenzhen, People’s Republic of China. Our registered office address in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19715.

Selected Consolidated Statements of Operations Data

	Years Ended December 31,
	2020		2021		2022
	RMB	%	RMB	%	RMB	US$	%
Net revenues:
Product sales revenue	101,677,638	47.1	102,209,275	28.5	124,609,677	18,518,305	25.5
Service revenue	114,416,863	52.9	256,440,023	71.5	363,329,187	53,994,530	74.5

Total net revenues	216,094,501	100.0	358,649,298	100.0	487,938,864	72,512,835	100.0

Cost of revenues	(82,400,901)	38.1	(108,623,048)	30.3	(264,679,547)	(39,334,158)	54.2

Gross profit (loss)	133,693,600	61.9	250,026,250	69.7	223,259,317	33,178,677	45.8

Operating expenses:
Provision for doubtful accounts	(394,147)	0.2	(515,345)	0.1	(2,976,474)	(442,335)	0.6
Selling expenses	(10,581,880)	4.9	(5,257,331)	1.5	(8,824,405)	(1,311,399)	1.8
General and administrative expenses	(4,427,827)	2.0	(20,058,463)	5.6	(22,936,520)	(3,408,608)	4.7
Research and development expenses	(86,047,660)	39.8	(145,346,168)	40.5	(331,274,832)	(49,230,916)	67.9

Total operating expenses	(101,451,514)	46.9	(171,177,307)	47.7	(366,012,231)	(54,393,258)	75.0

Profit (loss) from operations	32,242,086	14.9	78,848,943	22.0	(142,752,915)	(21,214,581)	(29.3)

CHANGE IN FAIR VALUE OF WARRANT LIABILITY					4,415,328	656,164	0.9
Other expenses (income):
Finance expenses (income)	(312,400)	(0.1)	626,796	0.2	1,669,079	248,043	0.3
Impairment loss for unconsolidated entities		0.0		0.0	(1,600,000)	(237,777)	(0.3)
Other income	212,976	0.1	973,932	0.3	983,466	146,154	0.2

Total other expenses (income)	(99,424)	(0.0)	1,600,728	0.5	1,052,545	156,420	0.2

Income (loss) before income tax provision	32,142,662	14.9	80,449,671	22.4	(137,285,042)	(20,401,997)	(28.1)

Income tax provision	(312,216)	(0.1)	794,803	0.2	826,141	122,773	0.2

Net income (loss)	31,830,446	14.7	81,244,474	22.7	(136,458,901)	(20,279,224)	(28.0)

Selected Consolidated Balance Sheets Data

	As of December 31,
	2020	2021	2022
	RMB	RMB	RMB	US$
ASSETS:
Current assets
Cash and cash equivalents	30,682,374	48,006,979	151,119,985	21,910,338
Accounts receivable, net	93,070,494	68,256,436	80,352,463	11,650,012
Prepayments and other current assets	4,944,364	624,866	6,169,398	894,479
Due from related parties	8,723,084	20,000	60,280	8,740
Loan receivable	-	13,329,441	-	-
Inventories, net	4,868,651	1,925,511	1,757,949	254,879

Total current assets	142,288,967	132,163,233	239,460,075	34,718,448

Non-current assets
Prepayment and deposits, net	627,042	449,692	417,004	60,460
Property and equipment, net	815,745	294,242	1,647,876	238,920
Intangible asset, net	28,139,129	21,755,762	15,376,524	2,229,386
Investments in unconsolidated entities	-	1,600,000	-	-
Right-of-use assets, net	-	-	4,064,525	589,301
Goodwill	21,155,897	21,155,897	21,155,897	3,067,317

Total non-current assets	50,737,813	45,255,593	42,661,826	6,185,384

TOTAL ASSETS	193,026,780	177,418,826	282,121,901	40,903,832

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	53,094,514	47,016,489	61,208,297	8,874,369
Advance from customers	1,557,177	858,712	3,404,038	493,539
Other payables and accrued liabilities	18,239,913	9,873,516	13,549,553	1,964,501
Current portion of business acquisition payable	50,000,000	-	-	-
Due to related parties	560,546	2,134,558	350,000	50,745
Operating lease liabilities - current	-	-	1,596,584	231,483
Loan payable	-	-	410,000	59,444
Taxes payable	1,867,349	3,249,284	602,254	87,319

Total current liabilities	125,319,499	63,132,559	81,120,726	11,761,400

Non-current liabilities:
Operating lease liabilities - noncurrent	-	-	2,574,711	373,298
Deferred tax liabilities	2,828,942	1,986,994	1,106,519	160,430
Warrant liabilities	-	-	425,619	61,709
Loan payable	33,791,518	-	-	-

Total non-current liabilities	36,620,460	1,986,994	4,106,849	595,437

Total liabilities	161,939,959	65,119,553	85,227,575	12,356,837

	As of December 31,
	2020	2021	2022
	RMB	RMB	RMB	US$
Shareholders’ equity (deficit):
Ordinary shares $0.0001 par value	86,093	86,093	36,144	5,081
Additional paid-in capital	29,910,089	29,910,089	254,138,709	36,701,010
Accumulated deficit	(4,686,228)	73,819,679	(65,500,622)	(9,119,628)
Statutory reserves	5,802,662	8,541,295	11,110,699	1,722,262
Accumulated other comprehensive (loss) income	(25,795)	(57,817)	(3,182,525)	(805,112)
Total MICROCLOUD HOLOGRAM INC. shareholders’ equity	31,086,821	112,299,339	196,602,405	28,503,613
Non-controlling interest	-	(66)	291,921	43,382
Total Equity	31,086,821	112,299,273	196,894,326	28,546,995

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	193,026,780	177,418,826	282,121,901	40,903,832

Selected Consolidated Statements of Cash Flows Data

	Years ended December 31,
	2020	2021	2022
	RMB	RMB	RMB	US$
Net cash (used in) provided by operating activities	(14,246,064)	102,994,820	(134,658,768)	(20,011,706)
Net cash provided by (used in) investing activities	1,195,266	(84,097,397)	11,507,523	1,710,139
Net cash provided by (used in) financing activities	43,130,455	(1,301,416)	223,882,640	33,271,309
Effect of exchange rate changes on cash and cash equivalents	(396,174)	(271,402)	2,381,611	(593,338)
Net increase in cash and cash equivalents	29,683,483	17,324,605	103,113,006	14,376,404
Cash and cash equivalents at the beginning of the year	998,891	30,682,374	48,006,979	7,533,934

Cash and cash equivalents at the end of the year	30,682,374	48,006,979	151,119,985	21,910,338

Implications of Being a Foreign Private Issuer

As of June 30, 2023, our Board of Directors determined that we qualified as a Foreign Private Issuer, as a result, we no longer file annual reports on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K. Instead, we will file our annual report on Form 20-F and other reports on Form 6-K.

As a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A;”

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 10-K following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. We incorporate by reference herein:

●	our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2022 filed with the SEC on March 14, 2023 and amended on March 24, 2023;

●	our current report on Form 6-K, filed with the SEC on August 10, 2023, containing the unaudited interim consolidated financial statements as of June 30, 2023 and December 31, 2022 and for the six months ended June 30, 2023 and 2022, and Management’s Discussion and Analysis;

●	our Report of Foreign Private Issuer on Form 6-K filed with the SEC on July 3, 2023;

●	Our current reports on Form 8-K for September 16, 2022, filed on September 22, 2022;

●	All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

MicroCloud Hologram Inc.

Room 302, Building A, Zhong Ke Na Neng Building,
Yue Xing Sixth Road, Nanshan District, Shenzhen,
People’s Republic of China 518000

(Address of principal executive offices, including zip code)

+86 (0755) 2291 2036

(Registrant’s telephone number, including area code)

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the information incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Sections of this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly the sections entitled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” among others, discuss factors which could adversely impact our business and financial performance.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

●	our goals and strategies;

●	our business and operating strategies and plans for the development of existing and new businesses, ability to implement such strategies and plans and expected time;

●	our future business development, results of operations and financial condition;

●	expected changes in our revenue, costs or expenditures;

●	our dividend policy;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our projected markets and growth in markets;

●	our potential need for additional capital and the availability of such capital;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	general economic and business conditions in China and globally;

●	our use of the proceeds from offerings under this prospectus;

●	the length and severity of the COVID-19 pandemic and its impact on our business and industry; and

●	assumptions underlying or related to any of the foregoing.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus, prospectus supplement and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus and any prospectus supplement, and the information incorporated by reference herein also contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Failure of the market to grow at the projected rate may have a material adverse effect on our business and the market price. In addition, projections or estimates about our business and financial prospects involve significant risks and uncertainties. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making any investment decision, you should carefully consider the risks described below and those risks set forth in the “Risk Factors” section in our Annual Report on Form 10-K for 2022 filed with SEC on March 14, 2023 and amended on March 24, 2023 (as summarized in the Summary section above).

Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. Before investing in our securities, you should carefully review the information contained in this prospectus before acquiring any of our securities. The price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus. See “Forward-Looking Statements.”

Risks Related to Doing Business in China

Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our ordinary shares.

As a business operating in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our development,

●	Result in negative publicity or increase our operating costs,

●	Require significant management time and attention, and

●	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our Ordinary Shares.

We are required to file with the CSRC within 3 working days after the subsequent securities offering is completed and we might face warnings or fines if we fail to fulfill related filing procedure. We may become subject to more stringent requirements with respect to matters including cross-border investigation and enforcement of legal claims.

We are required to file with the CSRC within 3 working days after the subsequent securities offering is completed and we might face warnings or fines if we fail to fulfill related filing procedure. Although there are still uncertainties regarding the interpretation and implementation of relevant regulatory guidance, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and five relevant guidelines which became effective on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime.

The Overseas Listing Trial Measures provide that if the issuer both meets the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering subject to the filing procedure set forth under the Overseas Listing Trial Measures: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by the issuer’s domestic companies; and (ii) the issuer’s business activities are substantially conducted in mainland China, or its principal place of business are located in mainland China, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in mainland China. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis.

On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, clarifies that on or prior to the effective date of the Overseas Listing Trial Measures, domestic companies that have been completed their overseas offering and listing, which are called as “the stock enterprises (存量企业)”. As a stock enterprise (存量企业), we shall file with the CSRC within 3 working days after the subsequent securities offering is completed. The CSRC shall order rectification, issue warnings and impose fines to the company fails to fulfill filing procedure as stipulated in Overseas Listing Trial Measures.

In addition, the CSRC published the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises on February 24, 2023, which became effective on March 31, 2023. The CSRC stipulates domestic enterprises, securities companies and securities service agencies which provide the corresponding services in the course of overseas issuance and listing of domestic enterprises, shall strengthen legal awareness of confidentiality of State secrets and archives administration, establish a sound system for confidentiality and archives work, adopt the requisite measures to perform the responsibilities of confidentiality and archives administration.

As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will always be able to comply with new regulatory requirements relating to our future overseas capital-raising activities. We may become subject to more stringent requirements with respect to matters including cross-border investigation and enforcement of legal claims.

We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC or other PRC authorities, as well as regarding any annual data security review or other procedures that may be imposed on us. If any approval, review or other procedure is in fact required, we are not able to guarantee that we will obtain such approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and offerings relating to our securities.

Risks Related to Investing In Our Shares

The sale of a substantial amount of our ordinary shares could adversely affect the prevailing market price of our ordinary shares.

The issuance and sale of additional ordinary shares could reduce the prevailing market price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our outstanding public warrants could further dilute the holdings of our then existing shareholders.

Certain shareholders hold registration rights, which may have an adverse effect on the market price of our common shares.

Certain existing shareholders have the right to demand that we register their ordinary shares for resale pursuant to a registration rights agreement we entered into them in connection with the closing of our business combination. The resale of those ordinary shares in addition to the offer and sale of the other securities included in this registration statement and prospectus may have an adverse effect on the market price of our ordinary shares.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ordinary shares in the public market, the trading price of our could decline significantly. Similarly, the perception in the public market that our shareholders might sell our ordinary shares could also depress the market price of our shares. A decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional ordinary shares or other securities. In addition, the issuance and sale by us of additional ordinary shares, or securities convertible into or exercisable for our ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the conversion of any debt securities or the exercise of our outstanding warrants could further dilute the holdings of our then existing shareholders.

Certain of our warrants could have cashless exercise.

The warrants we previously issued contain provisions whereby the warrant holder may have the right to a cashless exercise if a registration statement covering their resale is not effective or if there is no effective registration statement covering their resale or exercise. If for any reason we are unable to keep such registration statements active and effective and our share price is higher than the relevant exercise price, we could be required to issue shares without receiving cash consideration. As we have 2,875,000 ordinary shares issuable upon exercise of all of our Public Warrants, this could mean that we issue all such ordinary shares but do not receive approximately $33,062,500.00, which would dilute our shareholders and likely decrease our share price.

The market price of our ordinary shares has been, and may continue to be, highly volatile, and such volatility could cause the market price of our ordinary shares to decrease and could cause you to lose some or all of your investment in our ordinary shares.

The stock market in general and the market prices of the ordinary shares on Nasdaq, in particular, are or will be subject to fluctuation, and changes in these prices may be unrelated to our operating performance. Since the completion of our business combination, the market price of our ordinary shares has fluctuated significantly, and the price of our ordinary shares continues to fluctuate. We anticipate that the market prices of our shares will continue to be subject to wide fluctuations. The market price of our shares is, and will be, subject to a number of factors, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

These factors may materially and adversely affect the market price of our shares and result in substantial losses by our investors.

We have not paid and do not intend to pay dividends on our ordinary shares. Investors in this offering may never obtain a return on their investment.

We have not paid dividends on our ordinary since inception, and do not intend to pay any dividends on our ordinary shares in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your ordinary shares after price appreciation, which may never occur, in order to realize a return on your investment.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus (as may be detailed in a prospectus supplement), including ordinary shares issuable to our public warrant holders upon exercise of the public warrants, up to a total dollar amount of US$133,062,500.00 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. See “Plan of Distribution.” We will keep the registration statement of which this prospectus is a part effective until such time as all of the warrant shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in our Annual Report on Form 20-F, an applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

REASONS FOR THE OFFER AND USE OF PROCEEDS

We intend to use net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

We currently intend to use the net proceeds from the sale of securities offered by this prospectus for working capital and general corporate purposes, including, but not limited to, financing of capital expenditures, repayment or redemption of indebtedness, or repurchases of ordinary shares. We may also use a portion of the net proceeds from the sale of securities offered by this prospectus to acquire or invest in complementary businesses, assets or technologies, although we have no present commitments or agreements to do so.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our common shares (or shares of our subsidiaries) that is material to that person, or has a material, direct or indirect economic interest in us or that depends of the success of the offering.

DESCRIPTION OF THE SECURITIES

We may issue, offer and sell from time to time, in one or more offerings the ordinary shares, preferred shares, debt securities, warrants, rights, and units as further described below.

The following is a description of the terms and provisions of our securities, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the ordinary shares that may be offered under this prospectus. The terms of the offering of securities, the offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

MicroCloud Hologram Inc. is an exempted company incorporated in the Cayman Islands and its affairs are governed by the memorandum and articles of association, as amended and restated from time to time, and Companies Act (As Revised) of the Cayman Islands, which is referred to as the “Companies Act” below, and the common law of the Cayman Islands.

The Company currently has only one class of issued ordinary shares; each share has identical rights in all respects and rank equally with one another. According to the Memorandum and Articles of Association, the authorized share capital of the Company is US $50,000 divided into 500,000,000 shares of a par value of US $0.0001 each.

The company ordinary shares

The following includes a summary of the terms of the company ordinary shares, based on its Memorandum and Articles of Association and Cayman Islands law.

General. As of March 13, 2023, the Company had 50,812,035 ordinary shares issued and outstanding. All of the Company’s issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. The company may not issue share to bearer. The company’s shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends. The holders of the Company’s ordinary shares are entitled to such dividends as may be declared by its Board of Directors subject to its Memorandum and Articles of Association and the Companies Act. In addition, the Company’s shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by its directors. Dividends may only be paid out of profits or share premium account. in accordance with the Companies Act, and provided always that no dividend may be declared and paid unless the company’s directors determine that, immediately after the payment, the company will be able to pay its debts as they become due in the ordinary course of business and the company has funds lawfully available for such purpose.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each ordinary share is entitled to one vote. Voting at any meeting of shareholders is by poll and not on a show of hands.

A quorum required for a meeting of shareholders consists of one or more shareholders together holding not less than one-half of the issued and outstanding ordinary shares entitled to vote at general meetings present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. As a Cayman Islands exempted company, the Company is not obliged by the Companies Act to call shareholders’ annual general meetings. The Company’s Memorandum and Articles of Association provide that to the extent required by the Listing Rules at the Nasdaq, the Company shall in each year hold a general meeting as its annual general meeting in which case the Company will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by its directors. The Company may, but shall not (unless required by applicable laws or the Listing Rules at the Nasdaq) be obliged to, in each year hold any other general meeting. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of the company’s shareholders may be called by a majority of its Board of Directors or, in the case of an extraordinary general meeting only, upon a requisition in writing given by one or more shareholders holding at the date of deposit of the requisition at least 10% of the rights to votes at general meetings, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, the company Memorandum and Articles of Association do not provide its shareholders with any right to put any proposals before any annual general meetings or any extraordinary general meetings not called by such shareholders. Advance notice of at least five (5) clear days’ is required for the convening of the Company’s annual general meeting and other general meetings unless such notice is waived in accordance with its articles of association. For these purposes, Clear Days, in relation to a period of notice, means that period excluding (a) the day when the notice is given or deemed to be given and (b) the day for which it is given or on which it is to take effect.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting.

Transfer of ordinary shares. Subject to the restrictions in the Company’s Memorandum and Articles of Association as set out below, any of the Company’s shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by the Company’s Board of Directors.

The Company’s Board of Directors may decline to register any transfer of any ordinary share which were issued in conjunction with rights, options or warrants issued on terms that one cannot be transferred without the other, unless the Board of Directors receive evidence satisfactory to them of the like transfer of such option or warrant.

The registration of transfers may, after compliance with any notice required of the Nasdaq, be suspended and the register closed at such times and for such periods as the Company’s Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as the Company’s board may determine.

Liquidation. If the Company is wound up, the shareholders may pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders;

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Redemption, Repurchase and Surrender of ordinary shares. The Company may (a) issue shares on terms that such shares are subject to redemption, at the Company’s option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by the Company’s Board of Directors, or (b) with the consent by a special resolution of the Company’s shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at the option of the Company on the terms and in the manner which the directors determine at the time of such variation. The Company may also repurchase any of its shares provided that the manner and terms of such purchase have been approved by its Board of Directors or are otherwise authorized by its Memorandum and Articles of Association. Under the Companies Act, the redemption or repurchase of any share may be paid out of the Company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the Company has commenced liquidation. In addition, the Company may accept the surrender of any fully paid share for no consideration.

Variation of Rights of Shares. If at any time the Company’s share capital is divided into different classes of shares then, unless the terms on which a class of shares was issued state otherwise, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class), may be varied with the consent in writing of a the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records. Holders of the company ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of the Company’s list of shareholders or its corporate records (save for the Memorandum and Articles, the register of mortgages and charges and any special resolutions of the company’s shareholders). However, the Company will provide its shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. The Company’s Memorandum and Articles of Association authorize its Board of Directors to issue additional ordinary shares from time to time as its Board of Directors shall determine, to the extent of available authorized but unissued shares.

The Company’s Memorandum and Articles of Association also authorize its Board of Directors to deal with the unissued shares of the Company (a) either at a premium or at par; (b) with or without preferred, deferred or other special rights or restrictions whether in regard to dividend, voting, return of capital or otherwise.

The Company’s Board of Directors may issue preferred shares without action by its shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of the Company’s Memorandum and Articles of Association may discourage, delay or prevent a change of control of the Company or management that shareholders may consider favorable, including provisions that authorize the Company’s Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by its shareholders.

Exempted Company. The Company is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the Company.

Register of Members

Under Cayman Islands law, the Company must keep a register of members and there shall be entered therein:

●	the names and addresses of the members of the Company and a statement of the shares held by each member, which:

(i)	distinguishes each share by its number (so long as the share has a number);

(ii)	confirms the amount paid, or agreed to be considered as paid on the shares of each member;

(iii)	confirms the number and category of shares held by each member; and

(iv)	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the Company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders in respect of their shares to vote at general meetings of the Company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members shall be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Outstanding Warrants

As of the date of this prospectus, we have 6,020,500 warrants outstanding, which consist of 5,750,000 Public Warrants issued as part of the Golden Path Acquisition Corporation IPO, and 270,500 private warrants issued to Greenland Asset Management (“Greenland”), the sponsor of the IPO of Golden Path Acquisition Corporation, underlying the units sold to Greenland through a private placement in connection with the IPO.

The following summary of certain terms and provisions of our outstanding warrants, which is not complete and is subject to, and qualified in its entirety by the provisions of Warrant Agreement, which are incorporated by reference as an exhibit to our current report on Form 8-K filed on September 22, 2022.

Public Warrants

As of the date of this prospectus, we have 5,750,000 public warrants outstanding (“Public Warrants”). Each Public Warrant is exercisable for one-half of one ordinary share at a price of $11.50 per full share. Public Warrants may only be exercised for whole numbers of ordinary shares. The warrants shall terminate on the earlier of (i) five years of the completion of the Business Combination, or (ii) the date on which the Public Warrants are fully redeemed by us. Public Warrants are listed on NASDAQ Capital Market under “HOLOW”. Subject to applicable laws, the Public Warrants may be offered for sale, sold, transferred or assigned without our consent. Except as otherwise provided in the Public Warrants or by virtue of such holder’s ownership of our ordinary shares, the holder of Public Warrants will not have the rights or privileges of a holder of our ordinary shares, including any voting rights, until the holder exercises such warrants.

Private Warrants

As of the date of this prospectus, there are 270,500 private warrants outstanding, expiring on the earlier of (i) five years of the completion of the Business Combination, or (ii) the date on which the Public Warrants are fully redeemed by us, each exercisable to purchase one-half of one ordinary share at a price of $11.50 per full share.

The Private Warrants have the same terms and conditions as the Public Warrants.

Preference shares

The Company’s amended and restated memorandum and articles of association provide that preference shares may be issued from time to time in one or more series. Our Board of Directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board of Directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our Board of Directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Transfer Agent

The registrar and transfer agent for our ordinary shares is VStock Transfer LLC. Its address is 18 Lafayette Place, Woodmere, New York 115982, and its telephone number is +1 (212) 828-8436. VStock also acts as our warrant agent.

Listing

Our ordinary shares and Public Warrants trade on the Nasdaq Capital Market under the symbol “HOLO” and “HOLOW”.

DESCRIPTION OF OUR PREFERRED SHARES

Our board of directors has the authority, without action by our shareholders, to issue preferred shares in one or more series out of our authorized but unissued share capital. Our board of directors may establish the number of shares to be included in each such series and may set the designations, preferences, powers and other rights of the shares of a series of preferred shares. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, redemption voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. The preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of MicroCloud Hologram Inc. The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into our ordinary shares or preferred shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our ordinary shares, preferred shares, debt securities or warrants, or any combination hereof. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Shares Capital,”, “Description of Preferred Shares,” “Description of Debt Securities” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

THE OFFER AND LISTING

Our ordinary shares are currently traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “HOLO”, and our public warrants listed under the symbol “HOLOW”.

PLAN OF DISTRIBUTION

We may sell or distribute the securities described in this prospectus from time to time in one or more of the following ways:

●	to or through underwriters or dealers;

●	directly to one or more purchasers;

●	through agents;

●	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	through a combination of any of these methods of sale; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following, if applicable:

●	the name or names of any underwriters or agents;

●	any public offering price;

●	the proceeds from such sale;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

We may distribute the securities from time to time in one or more of the following ways:

●	at a fixed price or prices, which may be changed;

●	at prices relating to prevailing market prices at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

By Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

By Underwriters or Dealers

If we use underwriters for the sale of securities, they will acquire securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Direct Sales

We may also sell securities directly without using agents, underwriters, or dealers, as would be the case in the event of public warrants holders exercising their warrants in cash.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

TAXATION

The following discussion of material PRC, Cayman Islands, and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local, and other tax laws or under tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within, the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

PRC Taxation

Income Tax and Withholding Tax

In March 2007, the National People’s Congress of China enacted the Enterprise Income Tax Law, or EIT Law, which became effective on January 1, 2008 (as amended in December 2018). The EIT Law provides that enterprises organized under the laws of jurisdictions outside China with their “de facto management bodies” located within China may be considered PRC resident enterprises and therefore subject to EIT at the rate of 25% on their worldwide income. The Implementing Rules of the EIT Law further defines the term “de facto management body” as the management body that exercises substantial and overall management and control over the business, personnel, accounts and properties of an enterprise.

In April 2009, the SAT issued the Notice Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is deemed to be located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not offshore enterprises controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

The Administrative Measures for Enterprise Income Tax of Chinese-Controlled Overseas Incorporated Resident Enterprises (Trial Version), or Bulletin 45, further clarifies certain issues related to the determination of tax resident status. Bulletin 45 also specifies that when provided with a resident Chinese-controlled, offshore-incorporated enterprise’s copy of its recognition of residential status, a payer does not need to withhold a 10% income tax when paying certain PRC-source income, such as dividends, interest and royalties to such Chinese-controlled offshore-incorporated enterprise.

We believe that our Cayman Islands holding company, MicroCloud is not a PRC resident enterprise for PRC tax purposes. MicroCloud is a company incorporated outside China. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside China. As such, we do not believe that our company meets all of the conditions above or is a PRC resident enterprise for PRC tax purposes. For the same reasons, we believe our other entities outside China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with our position and there is a risk that the PRC tax authorities may deem our company as a PRC resident enterprise since a substantial majority of the members of our management team are located in China, in which case we would be subject to the EIT at the rate of 25% on worldwide income. If the PRC tax authorities determine that our Cayman Islands holding company is a “resident enterprise” for EIT purposes, a number of unfavorable PRC tax consequences could follow.

One example is a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our Ordinary Shares. It is unclear whether, if we are considered a PRC resident enterprise, holders of our Ordinary Shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.

According to the Announcement of SAT on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises, or Circular 7, which was promulgated by the SAT and became effective on February 3, 2015, if a non-resident enterprise transfers the equity interests of a PRC resident enterprise indirectly by transfer of the equity interests of an offshore holding company (other than a purchase and sale of shares issued by a PRC resident enterprise in the public securities market) without a reasonable commercial purpose, PRC tax authorities have the power to reassess the nature of the transaction and the indirect equity transfer may be treated as a direct transfer. As a result, the gain derived from such transfer, which means the equity transfer price less the cost of equity, will be subject to PRC withholding tax at a rate of up to 10%.

Under the terms of Circular 7, a transfer which meets all of the following circumstances shall be directly deemed as having no reasonable commercial purposes if:

●	over 75% of the value of the equity interests of the offshore holding company are directly or indirectly derived from PRC taxable properties;

●	at any time during the year before the indirect transfer, over 90% of the total properties of the offshore holding company are investments within PRC territories, or in the year before the indirect transfer, over 90% of the offshore holding company’s revenue is directly or indirectly derived from PRC territories;

●	the function performed and risks assumed by the offshore holding company are insufficient to substantiate its corporate existence; or

●	the foreign income tax imposed on the indirect transfer is lower than the PRC tax imposed on the direct transfer of the PRC taxable properties.

On October 17, 2017, the SAT issued the Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or Circular 37, which took effect on December 1, 2017. Circular 37 purports to provide further clarifications by setting forth the definitions of equity transfer income and tax basis, the foreign exchange rate to be used in the calculation of the withholding amount and the date on which the withholding obligation arises.

Specifically, Circular 37 provides that where the transfer income subject to withholding at source is derived by a non-PRC resident enterprise in instalments, the instalments may first be treated as recovery of costs of previous investments. Upon recovery of all costs, the tax amount to be withheld must then be computed and withheld.

There is uncertainty as to the application of Circular 7 and Circular 37. Circular 7 and Circular 37 may be determined by the PRC tax authorities to be applicable to transfers of our shares that involve non-resident investors, if any of such transactions were determined by the tax authorities to lack a reasonable commercial purpose.

As a result, we and our non-resident investors in such transactions may become at risk of being taxed under Circular 7 and Circular 37, and we may be required to comply with Circular 7 and Circular 37 or to establish that we should not be taxed under the general anti-avoidance rule of the EIT Law. This process may be costly and have a material adverse effect on our financial condition and results of operations.

Value-added Tax

Under the Circular on Comprehensively Promoting the Pilot Program of the Collection of Value-added Tax to Replace Business Tax, or Circular 36, which was promulgated by the Ministry of Finance and the SAT on March 23, 2016 and became effective on May 1, 2016, entities and individuals engaging in the sale of services, intangible assets or fixed assets within the territory of the PRC are required to pay value added tax, or VAT, instead of business tax.

According to the Circular 36, our PRC subsidiaries are subject to VAT, at a rate of 6% to 17% on proceeds received from customers and are entitled to a refund for VAT already paid or borne on the goods purchased by it and utilized in the production of goods or provisions of services that have generated the gross sales proceeds.

According to the Circular of the Ministry of Finance and the SAT on Adjusting Value-added Tax Rates, promulgated on April 4, 2018 and effective since May 1, 2018, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or imports goods, the previous applicable 17% tax rates are lowered to 16%.

According to the Circular on Policies to Deepen Value-added Tax Reform, promulgated on March 20, 2019 and effective since April 1, 2019, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or imports goods, the previous applicable 16% and 10% tax rates are lowered to 13% and 9% respectively.

Material U.S. Federal Income Tax Consequences

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, Medicare, and alternative minimum tax considerations, any withholding or information reporting requirements, or any state, local and non-U.S. tax considerations relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a market-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities (including private foundations);

●	holders who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	investors that will hold our Ordinary Shares as part of a straddle, hedging, conversion or other integrated transaction for U.S. federal income tax purposes;

●	persons holding their Ordinary Shares in connection with a trade or business outside the United States;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

●	investors required to accelerate the recognition of any item of gross income with respect to their Ordinary Shares as a result of such income being recognized on an applicable financial statement;

●	investors that have a functional currency other than the U.S. dollar;

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Ordinary Shares through such entities, all of whom may be subject to tax rules that differ significantly from those discussed below.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the Ordinary Shares are regularly traded on Nasdaq and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the PFIC rules discussed above, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is not income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the NYSE and the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	US$	14,663.49
Financial Industry Regulatory Authority fees	US$	*
Legal fees and expenses	US$	*
Accounting fees and expenses	US$	*
Printing and postage expenses	US$	*
Miscellaneous expenses	US$	*
Total	US$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CHANGES

Except as otherwise described in our annual report on Form 10-K for the fiscal year ended December 31, 2022, and in our reports of foreign private issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2022.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Cayman Islands

The Company was incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

The Company’s memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between the Company, the Company’s officers, directors and shareholders, be arbitrated.

Substantially all of the Company’s operations are conducted outside the United States, and all of the Company’s assets are located outside the United States. A majority of the Company’s directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

The Company will appoint Puglisi & Associates as its agent upon whom process may be served in any action brought against it under the securities laws of the United States.

Maples and Calder (Hong Kong) LLP, the Company’s counsel as to Cayman Islands law, and Fawan Law Firm (“Fawan”), the Company’s counsel as to PRC law, have advised us, respectively, that the courts of the Cayman Islands and China, respectively, are unlikely to:

●	recognize or enforce judgments of United States courts obtained against the Company or its directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and

●	in original actions brought in each respective jurisdiction to impose liabilities against the Company or its directors or officers that are predicated upon the civil liability provisions of securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature.

The Company’s Cayman counsel has informed us that although there is no statutory recognition of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgement of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgement has been given, provided such judgment (a) given by a foreign court of competent jurisdiction, (b) imposes on the judgement debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty, (e) us not inconsistent with a Cayman Islands judgment in respect of the same matter, and (f) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PRC

As advised by Fawan, the Company’s PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. Fawan has further advised that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Company or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

LEGAL MATTERS

The validity of the ordinary shares offered hereby will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Fawan Law Firm. Additional legal matters may be passed upon for us or any underwriter or agents and by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company appearing in Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Assentsure PAC, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The office of Assentsure PAC is located at 80 South Bridge Road,#06-02 Golden Castle Building, Singapore, 058710.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 10-K, and other information with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.